Exhibit 99.1
EXPENSIFY ANNOUNCES Q3 2023 RESULTS
Interchange derived from the Expensify Card grew to $3.1 million, an increase of 65% as compared to the same period last year.

PORTLAND, Ore.--(BUSINESS WIRE)--November 7, 2023-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter ended September 30, 2023.

A Message From Our Founder

This was a challenging quarter, but I am happy to share that we are trimming costs – which should improve profitability for years to come – and we are making great strides with our SEM, SEO, and overall conversion optimization efforts.

Additionally, the competitive environment is shifting back in our favor. Previously-free competitors are announcing expensive pricing plans compared to our cost of $6/employee (versus $15/employee elsewhere).

(We have traditionally presented ARPU on an active-user basis, where we charge about $18 for each employee actively using the product. But only about 1/3rd of employees are active in a given month. So on an apples-to-apples, per-employee basis, we're actually more like $6/employee.)

On top of clearer skies coming into view, this quarter was one of our best ever for product development. Our engineering team -- supercharged by over 2,000 open source developers -- has made phenomenal progress on building out New Expensify into a financial superapp that does all of:

•WhatsApp-style DM and group chat with anybody having an email address or phone number, in or out of your contact book
•Venmo-style request/send money, but with integrated receipt scanning and distance requests
•Splitwise-style bill splitting, but with group chat, receipt scanning, and currency conversion
•Slack-style business chat, but without all of the confusing ways to invite someone: just invite them and they are in
•All married with Expensify-style real-time expense management, simplified for a largely untapped VSB and SMB market

Whoever you are and whatever you're doing, big company or small, employee or boss, for work or for play – if it involves moving money, New Expensify will get the job done the same way, with the same app, and for one low monthly price. We still have work to do to bring that dream to reality, but it's getting close. With luck, our long-awaited migration of Expensify Classic to New Expensify should be actively underway by this time next quarter.

Ultimately, I believe the whole industry is still in a challenging environment. Instability and high interest rates seem likely here to stay for a while. But in the long run, this just reinforces the pillars of our product strategy:

1.Expand the addressable market by reaching for the 99% of global businesses who are on the sidelines.
2.Lower our cost of sale with viral lead generation from chat/P2P consumer features.
3.Increase our value to the customer with a financial superapp of many use cases for a single price.

We're not done yet. But all the major technical, regulatory, compliance, and product design challenges are behind us. Soon, we expect Expensify will offer a product competitive with:

- Ramp's $15/employee/mo value

Exhibit 99.1
- Slack's $12.50/employee/mo value
- Bill's $94/mo value
- ... along with invoicing, payroll, and travel management

All for an average price of $6 per employee per month. It's an admittedly ambitious vision. But it's looking better and better every day, and I couldn't be more excited.

-david
Founder and CEO of Expensify

Exhibit 99.1
Third Quarter 2023 Highlights

Financial:
•Revenue was $36.5 million, a decrease of 14% compared to the same period last year.
•The Company utilized $5.1 million cash in operating activities.
•Free cash flow was $(7.1) million.
•Net loss was $17.0 million, compared to $8.2 million for the same period last year.
•Non-GAAP net loss was $6.7 million.
•Adjusted EBITDA was $(3.5) million.
•Interchange derived from the Expensify Card grew to $3.1 million, an increase of 65% compared to the same period last year.
•Immediately following the end of the current quarter, the Company deployed $36.0 million of available cash to further reduce outstanding debt by paying off its term loan in full.
Business
•Paid members - Paid members were 719,000, a decrease of 6% from the same period last year.
•Share purchases - Expensify employees purchased 275,210 shares of common stock during the quarter, resulting in gross cash proceeds to the Company of $1.1 million.
•Accounting Channel - The Company announced that Accounting Partners onboarding clients to the Expensify Card will receive 50 basis points in revenue share for their clients, further strengthening the Company’s presence in the accounting channel.
•Expense reductions - The company's reduction of debt by $36.0 million in October reduced projected Q4 2023 and FY 2024 interest expense by $0.9 million and $3.8 million, respectively. Further internal expense cuts are expected to reduce operating costs by approximately $15.0 million in 2024, which is expected to result in positive cash flow in 2024 and beyond.
•Expensify Card accounting treatment - The company will become the program manager of the Expensify Card starting in late Q4. New cards issued after that time will receive a different accounting treatment in which interchange is categorized as revenue, rather than contra cost of revenue, and the company will receive 20% more interchange under the new card program.

Exhibit 99.1
Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.

An estimate of expected stock-based compensation for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately six years remaining).

Est. stock-based compensation (millions)

	Q4 2023		Q1 2024		Q2 2024		Q3 2024
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$3.0	$3.6	$2.8	$3.4	$2.7	$3.3	$2.7	$3.2
Research and development	3.3	4.0	3.1	3.8	3.0	3.7	3.0	3.7
General and administrative	2.1	2.5	2.0	2.4	1.9	2.3	1.8	2.3
Sales and marketing	1.4	1.7	1.3	1.6	1.3	1.6	1.2	1.5
Total	$9.8	$11.8	$9.2	$11.2	$8.9	$10.9	$8.7	$10.7

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, non-GAAP net loss, and free cash flow.

We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to

Exhibit 99.1
review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

Adjusted EBITDA. We define adjusted EBITDA as net income from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization and stock-based compensation.

Non-GAAP net loss. We define non-GAAP net loss as net income (loss) from operations in accordance with US GAAP excluding stock-based compensation.

Free cash flow. We define Free cash flow as net cash (used in) provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

The tables at the end of the Condensed Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and their potential impact, the amount and timing of any share repurchases and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the escalating conflict in Israel, Gaza and surrounding areas; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the increased expenses associated with being a public company; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets; our protections against security breaches,

Exhibit 99.1
technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 12 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of September 30,	As of December 31,
	2023	2022
Assets
Cash and cash equivalents	$89,118	$103,787
Accounts receivable, net	14,508	16,448
Settlement assets, net	42,930	35,838
Prepaid expenses	5,153	8,825
Other current assets	27,934	22,217
Total current assets	179,643	187,115
Capitalized software, net	10,247	6,881
Property and equipment, net	14,598	14,492
Lease right-of-use assets	6,607	745
Deferred tax assets, net	430	344
Other assets	789	664
Total assets	$212,314	$210,241
Liabilities and stockholders' equity
Accounts payable	$1,292	$1,059
Accrued expenses and other liabilities	12,654	9,070
Borrowings under line of credit	15,000	15,000
Current portion of long-term debt, net of original issue discount and debt issuance costs	8,099	551
Lease liabilities, current	387	800
Settlement liabilities	36,333	33,882
Total current liabilities	73,765	60,362
Lease liabilities, non-current	6,506	—
Other liabilities	1,408	1,204
Long-term debt, net of original issue discount and debt issuance costs	35,579	51,434
Total liabilities	117,258	113,000
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares of preferred stock authorized as of September 30, 2023 and December 31, 2022; no shares of preferred stock issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, par value $0.0001; 1,000,000,000 shares of Class A common stock authorized as of September 30, 2023 and December 31, 2022; 69,158,181 and 68,238,245 shares of Class A common stock issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; 24,994,989 and 24,997,561 shares of LT10 common stock authorized as of September 30, 2023 and December 31, 2022, respectively; 7,333,619 and 7,336,191 shares of LT10 common stock issued and outstanding as of September 30, 2023 and December 31, 2022, respectively; 24,998,941 and 24,999,020 shares of LT50 common stock authorized as of September 30, 2023 and December 31, 2022, respectively; 7,207,428 and 6,854,931 shares of LT50 common stock issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	228,618	194,807
Accumulated deficit	(133,569)	(97,573)
Total stockholders' equity	95,056	97,241
Total liabilities and stockholders' equity	$212,314	$210,241

Expensify, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$36,494	$42,493	$115,479	$126,026
Cost of revenue, net (1)	17,680	16,554	50,380	46,564
Gross margin	18,814	25,939	65,099	79,462
Operating expenses:
Research and development (1)	6,607	3,416	17,119	10,701
General and administrative (1)	14,245	15,898	38,386	45,335
Sales and marketing (1)	12,860	12,342	36,757	37,958
Total operating expenses	33,712	31,656	92,262	93,994
Loss from operations	(14,898)	(5,717)	(27,163)	(14,532)
Interest and other expenses, net	(2,375)	(2,369)	(5,158)	(5,226)
Loss before income taxes	(17,273)	(8,086)	(32,321)	(19,758)
Benefit from (provision for) income taxes	270	(156)	(1,931)	(3,854)
Net loss	$(17,003)	$(8,242)	$(34,252)	$(23,612)
Net loss per share:
Basic and diluted	$(0.21)	$(0.10)	$(0.42)	$(0.29)
Weighted average shares of common stock used to compute net loss per share:
Basic and diluted	82,469,190	80,941,664	82,085,508	80,523,557

(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Cost of revenue, net	$3,312	$4,667	$10,218	$14,278
Research and development	2,901	1,931	7,562	6,230
General and administrative	2,532	4,624	7,552	15,063
Sales and marketing	1,522	2,142	5,280	6,222
Total stock-based compensation expense	$10,267	$13,364	$30,612	$41,793

Expensify, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(34,252)	$(23,612)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,871	4,072
Reduction of operating lease right-of-use assets	476	531
Loss on impairment, receivables and sale or disposal of equipment	585	722
Stock-based compensation expense	30,612	41,793
Amortization of original issue discount and debt issuance costs	139	22
Deferred tax assets	(86)	170
Changes in assets and liabilities:
Accounts receivable, net	1,671	(1,016)
Settlement assets, net	(9,381)	(10,096)
Prepaid expenses	3,672	1,738
Related party loan receivable	—	14
Other current assets	(1,861)	558
Other assets	(125)	11
Accounts payable	229	(1,575)
Accrued expenses and other liabilities	4,259	(2,195)
Operating lease liabilities	(236)	(601)
Settlement liabilities	2,451	14,703
Other liabilities	78	990
Net cash provided by operating activities	2,102	26,229
Cash flows from investing activities:
Purchases of property and equipment	(1,103)	(467)
Software development costs	(3,730)	(906)
Net cash used in investing activities	(4,833)	(1,373)
Cash flows from financing activities:
Principal payments of finance leases	(482)	(593)
Principal payments of outstanding debt	(8,450)	(445)
Repurchases of early exercised stock options	(21)	(25)
Proceeds from common stock purchased under Matching Plan	3,132	2,433
Proceeds from issuance of common stock on exercise of stock options	216	700
Payments for employee taxes withheld from stock-based awards	(1,766)	(4,172)
Repurchase and retirement of common stock	(3,000)	—
Net cash used in financing activities	(10,371)	(2,102)
Net (decrease) increase in cash and cash equivalents and restricted cash	(13,102)	22,754
Cash and cash equivalents and restricted cash, beginning of period	147,710	125,315
Cash and cash equivalents and restricted cash, end of period	$134,608	$148,069
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,396	$2,721
Cash paid for income taxes	$3,104	$879
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$2,219	$1,093
Right-of-use assets acquired through operating leases	$6,402	$—
Right-of-use assets acquired through finance leases	$409	$—
Reconciliation of cash and cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$89,118	$106,212
Restricted cash included in other current assets	23,398	16,255
Restricted cash included in settlement assets, net	22,092	25,602
Total cash, cash equivalents and restricted cash	$134,608	$148,069

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,
	2023	2022
Net loss	$(17,003)	$(8,242)
Net loss margin	(47)%	(19)%
Add:
(Benefit from) provision for income taxes	(270)	156
Interest and other expenses, net	2,375	2,369
Depreciation and amortization	1,082	1,323
Stock-based compensation	10,267	13,364
Adjusted EBITDA	$(3,549)	$8,970
Adjusted EBITDA margin	(10)%	21%

Non-GAAP Net Loss and Non-GAAP Net Loss Margin

	Three Months Ended September 30,
	2023	2022
Net loss	$(17,003)	$(8,242)
Net loss margin	(47)%	(19)%
Add:
Stock-based compensation	10,267	13,364
Non-GAAP net loss	$(6,736)	$5,122
Non-GAAP net loss margin	(18)%	12%

Adjusted Operating Cash Flow and Free Cash Flow

	Three Months Ended September 30,
	2023	2022
Net cash used in operating activities	$(5,106)	$(929)
(Increase) decrease in changes in assets and liabilities:
Settlement assets	(4,137)	(1,097)
Settlement liabilities	3,833	(5,207)
Adjusted operating cash flow	(4,802)	5,375
Less:
Purchases of property and equipment	(624)	(200)
Software development costs	(1,687)	(438)
Free cash flow	$(7,113)	$4,737